Arsenal on the Charles
Index
For the Year Ended December 31, 2012

Page(s) Independent Auditor's Report ................................................................................................................ 1
Financial Statements

Statement of Revenue and Certain Expenses ........................................................................................... 2

Notes to the Statement of Revenue and Certain Expenses ..................................................................... 3-5

Independent Auditor's Report

To the Board of Overseers of Harvard College:

We have audited the accompanying statement of revenue and certain expenses (the “Statement”) of the Arsenal on the Charles (the “Property”), which is owned by Harvard University (the “University”), for the year ended December 31, 2012.

Management's Responsibility for the Statement

Management is responsible for the preparation and fair presentation of the Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Statement that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the Statement, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the University's preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the University's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in Note 2, of the Property for the year ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Property's revenue and expenses.

As described in Note 8, the Property receives rental income from and pays certain expenses to the University. Accordingly, the Property's revenue in excess of certain expenses may not be indicative of the revenues and expenses it may have realized or incurred if the Property were under different ownership.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 5, 2013

ARSENAL ON THE CHARLES
STATEMENT OF REVENUE AND CERTAIN EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2012

2012
Revenue
Rental income	$18,594,054
Tenant recoveries	1,877,421

Total revenue	$20,471,475

Certain Expenses
Cost of rental operations	$6,489,415
Real estate taxes and payment in lieu of taxes (Note 7)	5,183,487

Total certain expenses	$11,672,902

Revenue in excess of certain expenses	$8,798,573

The accompanying notes are an integral part of this Statement.

Arsenal on the Charles
Notes to the Statement of Revenue and Certain Expenses
For the Year Ended December 31, 2012

1.    Organization

The Arsenal on the Charles (the “Property”) is not a legal entity, but rather an 11-building office park located in the greater Boston area of Massachusetts and is owned by Harvard University (the “University”). The buildings contain approximately 750,000 rental square feet of primarily class-A office space. Currently, 24 tenants occupy space at the Property. The accompanying statement of revenue and certain expenses (the “Statement”) relates to the operations of the Property.

2.    Summary of Significant Accounting Policies

Basis of Presentation

The accompanying Statement relates to the Property and has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X, promulgated under the Securities Act of 1933, as amended, and accordingly, is not representative of the actual results of operations for the year ended December 31, 2012, due to the exclusion of the following revenue and expenses, which may not be comparable to the proposed future operations of the Property:

• Depreciation and amortization

• Interest income and expense

• Asset management fee paid to University

Revenue Recognition

Rental income is recognized on a straight-line basis over the term of the related leases. The impact of the straight-line rental revenue adjustment decreased rental income by approximately
$289,000 for the year ended December 31, 2012. Tenant recoveries represent additional revenue from expense reimbursements by tenants for insurance, real estate taxes, and certain other expenses, as stipulated by the leases, and are recognized in the period in which the related expenses are incurred.

Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period, to prepare the Statement in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Arsenal on the Charles
Notes to the Statement of Revenue and Certain Expenses
For the Year Ended December 31, 2012

3.    Description of Leasing Arrangements

The Property is leased to tenants primarily under non-cancelable operating leases, which vary in length. Future minimum base rentals on non-cancelable operating leases as of December 31,
2012, are as follows:

2013            $ 19,477,393
2014             19,918,008
2015              15,187,479
2016              10,530,100
2017              9,521,990
2018 and thereafter      $22,752,110

The future minimum lease payments exclude tenant reimbursements and the amortization of accrued rental revenue. The above table also includes payments associated with leases between the University and athenahealth, Inc. (see Note 4).

4.    Transactions with athenahealth, Inc.

athenahealth, Inc. leases office space at the Property under an agreement terminating on
November 30, 2017. The Property recognized straight-line rental revenue of approximately
$4,347,000 and received cash payments of approximately $4,579,000 for the use of this space for the year ended December 31, 2012. In addition, tenant recoveries from athenahealth, Inc. totaled
$485,721 for the year ended December 31, 2012.

5.    Concentration of Risk

As of December 31, 2012, three tenants comprise approximately 52% of total revenue, including athenahealth, Inc., which comprises 24%. The terms of these three lease agreements are through November 30, 2017 (athenahealth, Inc.), January 31, 2020 and December 31, 2020.

6.    Commitments and Contingencies

Utility Purchase Commitment and Capital Lease
The University has entered into a Power Purchase Agreement (“PPA”) with a solar energy utility provider to purchase 100% of the electrical output from a solar panel system installed on the Property's premises. The PPA has been accounted for as a capital lease under the guidance in ASC 840-10-15-6 and as such has been capitalized by the Property. As a result, depreciation expense and interest income on the capital lease asset and amortization of the capital lease obligation are not reflected on the Statement. The University made cash payments of $106,108 for the year ending December 31, 2012, related to the PPA. The PPA expires on July 29, 2034. The estimated future obligations under the PPA are as follows as of December 31, 2012:

2013             $    109,000
2014                 111,000
2015                 114,000
2016                 117,000
2017                  120,000
2018 and thereafter      $ 2,567,000

Arsenal on the Charles
Notes to the Statement of Revenue and Certain Expenses
For the Year Ended December 31, 2012

In addition, the University received approximately $33,000 for the year ended December 31, 2012, from the sale of renewable energy credits associated with the solar panel system installed on the Property.

Site Lease
In conjunction with the PPA, the University also entered into a site lease with the solar energy utility provider (“lessor”), as the lessor requires access to the Property's premises to install, construct, maintain and operate the solar panels. This lease was entered into for consideration of $1 for the term of the lease. The lease commenced on July 29, 2009 and will terminate 180 days after July 29, 2034, or at an earlier date agreed to by both parties, which is subsequent to the termination of the PPA.

General
The University is a defendant in various legal actions arising from the normal course of the Property's operations. While it is not possible to predict accurately or determine the eventual outcome of such actions, management believes that the outcome of these proceedings will not have a material adverse effect on the Property's revenue and certain expenses.

7.    Real Estate Taxes and Payments in Lieu of Taxes

The Property is owned by the University, which is a tax-exempt organization. The Property incurred both real estate taxes and a payment in lieu of taxes (“PILOT”) associated with the University's tax exempt status as a nonprofit institution and as defined in a Memorandum of Understanding (the “Agreement”) between Harvard University and the Town of Watertown. The amount of PILOT incurred for the year ended December 31, 2012, is based on the Agreement. This Agreement terminates upon sale of the Property. The future amount of real estate taxes and PILOT (if any) will be based on the tax status of the owner of the Property, the assessed value of the Property and the tax rates in effect at the time.

8.    Related Party Transactions

The University leases office space at the Property and the Property recognized straight-line rental revenue of approximately $3,033,000 and received cash payments of approximately $3,206,000, for the use of this space for the year ended December 31, 2012. In addition, tenant recoveries from this related party totaled $203,095 for the year ended December 31, 2012. The lease agreement for this space will expire on January 31, 2020.

The University provides insurance on behalf of the Property, with expenses totaling approximately
$273,000 for the year ended December 31, 2012. As a result, the expenses incurred may not be indicative of the expenses that would have been incurred by the Property under different ownership.

Electricity and gas is provided to the Property under University-wide contracts. The Property is billed based on the Property's actual meter readings. Total electric and gas expenses for the year ended December 31, 2012, totaled approximately $1,733,000. As a result, the expenses incurred may not be indicative of the expenses that would have been incurred by the Property under different ownership.

9.    Subsequent Events

Management has evaluated the events and transactions that have occurred through April 5, 2013, the date which the Statement was available to be issued, and noted no items requiring adjustment to the Statement or additional disclosure.